                                                                   EXHIBIT 23.01


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
VERITAS Software Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-89258, 333-89252, 333-76822, 333-68422, 333-57882, 333-38460, 333-86179,
333-79841, and 333-25927) on Form S-8 and in the registration statement (No. 333-80851) on Form S-3 of VERITAS Software Corporation and subsidiaries of our report dated January 25, 2002, except as to Note 20, which is as of March 14, 2003, with respect to the consolidated balance sheet of VERITAS Software Corporation and subsidiaries as of December 31, 2001, and the related consolidated statement of operations, stockholders' equity and comprehensive loss, and cash flows for the year then ended, and the related financial statement schedule, which report appears in the December 31, 2001, annual report on Form 10-K/A of VERITAS Software Corporation.

Our report dated January 25, 2002, except as to Note 20, which is as of March 14, 2003, contains an explanatory paragraph that refers to a restatement of the consolidated financial statements as of and for the year ended December 31, 2001.


                                                     /s/ KPMG LLP

Mountain View, California
March 14, 2003